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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Civitas BankGroup, Inc. (formerly Cumberland Bancorp, Incorporated) of our report dated February 13, 2003, on the consolidated financial statements of Cumberland Bancorp, Incorporated as of December 31, 2002 and for the year then ended which report appears in the Annual Report on Form 10-K of Cumberland Bancorp, Incorporated for the year ended December 31, 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                      /s/ Crowe Chizek and Company LLC

Brentwood, Tennessee
July 25, 2003